STATE OF NORTH CAROLINA                IN THE GENERAL COURT OF JUSTICE
                                          SUPERIOR COURT DIVISION
COUNTY OF ALAMANCE                        FILE NO.:  93-CVS-2736

IN THE MATTER OF:                 )
                                  )
PETITION FOR JUDICIAL REVIEW      )     ORDER
by MAURICE J. KOURY and           )
CARY B. ALLRED                    )
                                  )

     This matter having been brought on for hearing before the undersigned Presiding Judge on 21 March 1994 during the Special Civil Session of the Alamance County Superior Court for resolution of an Amended Petition for Judicial Review and an Amended Motion for Stay filed on behalf of Maurice J. Koury and Cary D. Allred (the "Petitioners") on 10 January 1994 and 26 January 1994 (respectively), and it appearing to the Court that all parties properly were before the Court and represented by counsel of record and that these matters properly had been calendared, had been noticed for hearing, and were before the Court for resolution, and it further appearing to the Court, after reviewing and considering the pleadings, documents, and competent evidence of record as well as the arguments of counsel, that the agency decisions rendered in response to the Petitioners' Request for Public Hearing (as amended) and Motion for Stay by the Administrator of the North Carolina Savings Institutions Division on 9 December 1993 and by the North Carolina Savings Institution Commission in its discretion on 13 December 1993 constitute final agency decisions and should be affirmed, and that the Petitioners' Amended Motion for Stay filed in this proceeding should be denied.

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     IT IS THEREFORE ORDERED AND DECREED that the final agency decisions rendered in response to the Petitioners' Request for Public Hearing (as amended) and Motion for Stay by the Administrator of the North Carolina Savings Institutions Division on 9 December 1993 and by the North Carolina Savings Institutions Commission in its discretion on 13 December 1993 hereby are affirmed and that the Petitioners' Amended Motion for Stay filed in this proceeding hereby is denied.

     This is the 24th day of March, 1994.



                             /s/ D. M. McLelland
                             D. Marsh McLelland
                             Superior Court Judge
                             Presiding
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